FOR IMMEDIATE RELEASE		Exhibit 99.1

Investor and Analyst Contact:	Retail Investors Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Alpha IR Group	Gary W. Hanson
(602) 286-1530	Dylan Schweitzer	(602) 286-1777
Chris Hodges
Michelle Clemente	(312) 445-2870
(602) 286-1533	WNR@alpha-ir.com

WESTERN REFINING ANNOUNCES SECOND QUARTER 2016 RESULTS

• EPS of $0.70 per diluted share; EPS, excluding special items, of $0.72 per diluted share
• Strong demand drove same store Southwest retail fuel volumes up 7% compared to Q2 2015
• Completed the acquisition of Northern Tier

EL PASO, Texas - August 2, 2016 - Western Refining, Inc. (NYSE: WNR) today reported second quarter 2016 net income attributable to Western of $65.4 million, or $0.70 per diluted share, as compared to net income attributable to Western of $133.9 million, or $1.40 per diluted share for the second quarter of 2015. Net income attributable to Western, excluding special items, was $66.5 million, or $0.72 per diluted share. This compares to second quarter 2015 net income, excluding special items, of $138.0 million, or $1.44 per diluted share. A reconciliation of reported earnings and description of special items can be found in the accompanying financial tables.
Jeff Stevens, Western's Chief Executive Officer, said, "This was a milestone quarter as we completed the Northern Tier transaction and began operating our combined assets as one team. All three refineries ran well during the quarter, retail fuel volumes were strong compared to Q2 2015 and we did a good job managing our expenses. Also, through our integrated retail and wholesale marketing supply system, we were able to mitigate our RIN expenses during a time that RINs increased in cost."
Western paid a dividend of $0.38 per share of common stock to shareholders in the second quarter. In July, Western's Board of Directors also approved a $0.38 per share dividend for the third quarter. Including the third quarter dividend, Western will have returned approximately $186 million to shareholders through dividends and share repurchases in 2016.
Looking forward, Stevens said, "The third quarter has started off well as gasoline demand remains good. Canadian and Bakken crude oil differentials are normalizing following the Fort McMurray wildfires. Asphalt volumes and margins remain good. Over the near term, we will focus on debt reduction from cash flow from operations, the sale of assets to WNRL, and distributions received from WNRL, while continuing to return cash to shareholders."

Conference Call Information
A conference call is scheduled for Tuesday, August 2, 2016, at 11:00 am ET to discuss Western's financial results for the second quarter ended June 30, 2016. A slide presentation, which includes our quarterly guidance, will be available for reference during the conference call. The call, press release and slide presentation can be accessed on the Investor Relations section on Western's website, www.wnr.com. The call can also be heard by dialing (866) 566-8590 or (702) 224-9819, passcode: 35667046. The audio replay will be available two hours after the end of the call through August 16, 2016, by dialing (800) 585-8367 or (404) 537-3406, passcode: 35667046.

Non-GAAP Financial Measures
In a number of places in the press release and related tables, we have excluded certain income and expense items from GAAP measures. The excluded items are generally non-cash in nature such as unrealized net gains and losses from commodity hedging activities or losses on disposal of assets; however, other items that have a cash impact, such as gains on disposal of assets are also excluded. We believe it is useful for investors and financial analysts to understand our financial performance excluding such items so that they can see the operating trends underlying our business. Readers of this press release should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The Company operates refineries in El Paso, Gallup, New Mexico and St. Paul Park, Minnesota. The Company’s retail operations includes retail service stations and convenience stores in Arizona, Colorado, Minnesota, New Mexico, Texas, and Wisconsin, operating primarily through the Giant, Howdy’s, and SuperAmerica brands.
Western Refining, Inc. also owns the general partner and approximately 61% of the limited partnership interest of Western Refining Logistics, LP (NYSE:WNRL).
More information about Western Refining is available at www.wnr.com.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements which are protected by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect Western’s current expectations regarding future events, results or outcomes. The forward-looking statements contained herein include statements about: the amount of cash Western has returned to shareholders in 2016 and its near term focus on continuing to return cash to shareholders; gasoline demand; Canadian and Bakken crude oil differentials; asphalt volumes and margins; and Western's focus on debt reduction from cash flow from operations, the sale of assets to WNRL, and distributions received from WNRL. These statements are subject to the general risks inherent in Western’s business. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond its control, which could result in Western’s expectations not being realized, or otherwise materially affect Western’s financial condition, results of operations, and cash flows. Additional information relating to the uncertainties affecting Western's business is contained in its filings with the Securities and Exchange Commission to which you are referred. The forward-looking statements are only as of the date made. Except as required by law, Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
We report our operating results in four business segments: refining, NTI, WNRL and retail.

•
Our refining segment owns and operates two refineries in the Southwest that process crude oil and other feedstocks primarily into gasoline, diesel fuel, jet fuel and asphalt. We market refined products to a diverse customer base including wholesale distributors and retail chains. The refining segment also sells refined products in the Mid-Atlantic region and Mexico.

•	The NTI segment operates refining and transportation assets and operates and supports retail convenience stores primarily in the Upper Great Plains region of the United States.

•
WNRL owns and operates terminal, storage, transportation and wholesale assets consisting of a fleet of crude oil and refined product truck transports and wholesale petroleum product operations in the Southwest region. WNRL's primary customer is our refineries in the Southwest. WNRL purchases its wholesale product supply from the refining segment and third-party suppliers.

•
Our retail segment operates retail convenience stores and unmanned commercial fleet fueling ("cardlock") locations located in the Southwest. The retail convenience stores sell gasoline, diesel fuel and convenience store merchandise.

The following tables set forth our unaudited summary historical financial and operating data for the periods indicated below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands, except per share data)
Statements of Operations Data
Net sales (1)	$2,107,308	$2,828,892	$3,562,812	$5,147,622
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,602,628	2,177,887	2,649,989	3,919,197
Direct operating expenses (exclusive of depreciation and amortization)	231,169	224,723	454,754	440,034
Selling, general and administrative expenses	56,052	59,540	109,337	115,343
Gain on disposal of assets, net	(772)	(387)	(902)	(105)
Maintenance turnaround expense	400	593	525	698
Depreciation and amortization	54,359	51,143	107,010	101,069
Total operating costs and expenses	1,943,836	2,513,499	3,320,713	4,576,236
Operating income	163,472	315,393	242,099	571,386
Other income (expense):
Interest income	131	201	295	364
Interest and debt expense	(26,928)	(27,316)	(53,609)	(52,273)
Other, net	4,341	4,024	10,445	7,230
Income before income taxes	141,016	292,302	199,230	526,707
Provision for income taxes	(38,152)	(78,435)	(56,781)	(137,872)
Net income	102,864	213,867	142,449	388,835
Less net income attributable to non-controlling interests (2)	37,449	79,948	46,496	148,927
Net income attributable to Western Refining, Inc.	$65,415	$133,919	$95,953	$239,908

Basic earnings per share	$0.70	$1.40	$1.04	$2.51
Diluted earnings per share	0.70	1.40	1.04	2.51

Dividends declared per common share	0.38	0.34	0.76	0.64

Weighted average basic shares outstanding	92,786	95,539	92,432	95,553
Weighted average dilutive shares outstanding (3)	92,847	95,626	92,495	95,654

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands)
Economic Hedging Activities Recognized Within Cost of Products Sold
Realized hedging gain, net	$550	$7,823	$18,353	$25,376
Unrealized hedging loss, net	(14,598)	(22,287)	(27,082)	(42,344)
Total hedging loss, net	$(14,048)	$(14,464)	$(8,729)	$(16,968)

Cash Flow Data
Net cash provided by (used in):
Operating activities	$115,754	$187,066	$116,858	$292,044
Investing activities	(41,374)	(4,962)	(87,861)	(14,133)
Financing activities	(469,197)	(101,242)	(603,215)	(165,134)
Capital expenditures	$77,731	$66,350	$156,760	$119,545
Cash distributions received by Western from:
NTI	$6,412	$38,472	$19,949	$55,927
WNRL	13,555	10,901	26,947	21,215
Other Data
Adjusted EBITDA (4)	$200,910	$355,050	$299,201	$669,060
Balance Sheet Data (at end of period)
Cash and cash equivalents			$198,284	$543,936
Restricted cash			1,284	68,275
Working capital			730,608	1,105,559
Total assets			5,538,529	5,910,062
Total debt and lease financing obligation			2,068,681	1,554,150
Total equity			2,082,143	2,997,586

(1)
Excludes $777.3 million, $1,404.8 million, $895.5 million and $1,632.0 million of intercompany sales and $777.3 million, $1,404.8 million, $895.5 million and $1,632.0 million of intercompany cost of products sold for three and six months ended June 30, 2016 and 2015, respectively.

(2)
Net income attributable to non-controlling interests for the three and six months ended June 30, 2016, consisted of income from NTI and WNRL in the amount of $31.0 million, $35.3 million, $6.5 million and $11.2 million, respectively. Net income attributable to non-controlling interests for the three and six months ended June 30, 2015, consisted of income from NTI and WNRL in the amount of $74.6 million, $138.4 million, $5.4 million and $10.6 million, respectively.

(3)
Our computation of diluted earnings per share includes unvested restricted shares units. If determined to be dilutive to period earnings, these securities are included in the denominator of our diluted earnings per share calculation. For purposes of the diluted earnings per share calculation, we assumed issuance of 0.1 million restricted share units for both the three and six months ended June 30, 2016 and 2015.

(4)
Adjusted EBITDA represents earnings before interest and debt expense, provision for income taxes, depreciation, amortization, maintenance turnaround expense and certain other non-cash income and expense items. However, Adjusted EBITDA is not a recognized measurement under U.S. generally accepted accounting principles ("GAAP"). Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, the accounting effects of significant turnaround activities (that many of our competitors capitalize and thereby exclude from their measures of EBITDA) and certain non-cash charges that are items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Adjusted EBITDA, as we calculate it, may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$65,415	$133,919	$95,953	$239,908
Net income attributable to non-controlling interests	37,449	79,948	46,496	148,927
Interest and debt expense	26,928	27,316	53,609	52,273
Provision for income taxes	38,152	78,435	56,781	137,872
Gain on disposal of assets, net	(772)	(387)	(902)	(105)
Depreciation and amortization	54,359	51,143	107,010	101,069
Maintenance turnaround expense	400	593	525	698
Net change in lower of cost or market inventory reserve	(35,619)	(38,204)	(87,353)	(53,926)
Unrealized loss on commodity hedging transactions	14,598	22,287	27,082	42,344
Adjusted EBITDA	$200,910	$355,050	$299,201	$669,060

EBITDA by Reporting Entity
Western Adjusted EBITDA	$122,184	$217,860	$173,660	$389,143
NTI Adjusted EBITDA	47,698	110,302	66,148	228,885
WNRL EBITDA	31,028	26,888	59,393	51,032
Consolidated Adjusted EBITDA	$200,910	$355,050	$299,201	$669,060

	Three Months Ended
	June 30,
	2016
	Western	NTI	WNRL
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$21,400	$32,611	$11,404
Net income attributable to non-controlling interest	—	30,979	6,470
Interest and debt expense	14,930	5,584	6,414
Provision for income taxes	37,935	—	217
Loss (gain) on disposal of assets, net	35	(5)	(802)
Depreciation and amortization	26,796	20,238	7,325
Maintenance turnaround expense	400	—	—
Net change in lower of cost or market inventory reserve	—	(35,619)	—
Unrealized loss (gain) on commodity hedging transactions	20,688	(6,090)	—
Adjusted EBITDA	$122,184	$47,698	$31,028

	Six Months Ended
	June 30,
	2016
	Western	NTI	WNRL
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$39,410	$35,835	$20,708
Net income attributable to non-controlling interests	—	35,323	11,173
Interest and debt expense	28,809	11,334	13,466
Provision for income taxes	56,303	—	478
Loss (gain) on disposal of assets, net	9	(10)	(901)
Depreciation and amortization	52,334	40,207	14,469
Maintenance turnaround expense	525	—	—
Net change in lower of cost or market inventory reserve	(40,689)	(46,664)	—
Unrealized loss (gain) on commodity hedging transactions	36,959	(9,877)	—
Adjusted EBITDA	$173,660	$66,148	$59,393

	Three Months Ended
	June 30,
	2015
	Western	NTI	WNRL
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$74,904	$48,490	$10,525
Net income attributable to non-controlling interest	—	74,558	5,390
Interest and debt expense	14,321	6,747	6,248
Provision for income taxes	78,287	—	148
Loss (gain) on disposal of assets, net	69	(296)	(160)
Depreciation and amortization	26,891	19,515	4,737
Maintenance turnaround expense	593	—	—
Net change in lower of cost or market inventory reserve	—	(38,204)	—
Unrealized loss (gain) on commodity hedging transactions	22,795	(508)	—
Adjusted EBITDA	$217,860	$110,302	$26,888

	Six Months Ended
	June 30,
	2015
	Western	NTI	WNRL
	(Unaudited)
	(In thousands)
Net income attributable to Western Refining, Inc.	$130,115	$89,128	$20,665
Net income attributable to non-controlling interests	—	138,354	10,573
Interest and debt expense	28,551	13,510	10,212
Provision for income taxes	137,521	—	351
Loss (gain) on disposal of assets, net	450	(311)	(244)
Depreciation and amortization	52,714	38,880	9,475
Maintenance turnaround expense	698	—	—
Net change in lower of cost or market inventory reserve	(4,883)	(49,043)	—
Unrealized loss (gain) on commodity hedging transactions	43,977	(1,633)	—
Adjusted EBITDA	$389,143	$228,885	$51,032

Consolidating Financial Data
The following tables set forth our consolidating historical financial data for the periods presented below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands)
Operating Income
Western, excluding NTI and WNRL	$74,138	$167,965	$123,212	$296,498
NTI	64,843	125,135	72,958	233,122
WNRL	24,491	22,293	45,929	41,766
Operating income	$163,472	$315,393	$242,099	$571,386
Depreciation and Amortization
Western, excluding NTI and WNRL	$26,796	$26,891	$52,334	$52,714
NTI	20,238	19,515	40,207	38,880
WNRL	7,325	4,737	14,469	9,475
Depreciation and amortization expense	$54,359	$51,143	$107,010	$101,069
Capital Expenditures
Western, excluding NTI and WNRL	$43,172	$47,345	$87,970	$85,953
NTI	26,471	11,155	54,461	17,828
WNRL	8,088	7,850	14,329	15,764
Capital expenditures	$77,731	$66,350	$156,760	$119,545
Balance Sheet Data (at end of period)
Cash and cash equivalents
Western, excluding NTI and WNRL			$156,085	$337,462
NTI			24,637	127,924
WNRL			17,562	78,550
Cash and cash equivalents			$198,284	$543,936
Total debt
Western, excluding NTI and WNRL			$1,340,678	$861,406
NTI			358,044	351,572
WNRL			313,152	291,775
Total debt			$2,011,874	$1,504,753
Total working capital
Western, excluding NTI and WNRL			$569,311	$736,521
NTI			166,130	302,256
WNRL			(4,833)	66,782
Total working capital			$730,608	$1,105,559

Refining Segment
El Paso and Gallup Refineries and Related Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(In thousands, except per barrel data)
Statement of Operations Data (Unaudited):
Net sales (including intersegment sales) (1)	$1,315,609	$1,817,629	$2,201,929	$3,309,070
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (2)	1,117,071	1,527,952	1,839,085	2,763,408
Direct operating expenses (exclusive of depreciation and amortization)	79,338	76,676	152,826	153,474
Selling, general and administrative expenses	7,384	7,133	14,654	16,702
Loss on disposal of assets, net	35	78	35	495
Maintenance turnaround expense	400	593	525	698
Depreciation and amortization	22,386	19,951	43,671	40,435
Total operating costs and expenses	1,226,614	1,632,383	2,050,796	2,975,212
Operating income	$88,995	$185,246	$151,133	$333,858
Key Operating Statistics
Total sales volume (bpd) (1) (3)	218,791	233,653	204,866	233,564
Total refinery production (bpd)	157,981	160,266	160,574	162,539
Total refinery throughput (bpd) (4)	159,778	162,001	162,573	164,635
Per barrel of refinery throughput:
Refinery gross margin (2) (5) (6)	$13.55	$19.62	$12.15	$18.21
Direct operating expenses (7)	5.46	5.20	5.17	5.15
Mid-Atlantic sales volume (bbls)	1,971	2,513	3,702	4,453
Mid-Atlantic margin per barrel	$0.76	$0.32	$0.94	$0.75
The following tables set forth our summary refining throughput and production data for the periods and refineries presented:
El Paso and Gallup Refineries

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	88,058	86,034	89,035	87,607
Diesel and jet fuel	60,687	63,188	62,414	64,143
Residuum	2,479	5,140	2,849	5,039
Other	6,757	5,904	6,276	5,750
Total refinery production (bpd)	157,981	160,266	160,574	162,539
Refinery throughput (bpd):
Sweet crude oil	128,024	132,230	125,988	131,709
Sour crude oil	22,703	22,068	25,601	22,649
Other feedstocks and blendstocks	9,051	7,703	10,984	10,277
Total refinery throughput (bpd) (4)	159,778	162,001	162,573	164,635

El Paso Refinery

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	70,740	68,289	72,990	69,981
Diesel and jet fuel	52,746	55,032	55,515	55,874
Residuum	2,479	5,140	2,849	5,039
Other	5,261	4,504	4,939	4,244
Total refinery production (bpd)	131,226	132,965	136,293	135,138
Refinery throughput (bpd):
Sweet crude oil	102,647	106,601	103,767	106,481
Sour crude oil	22,703	22,068	25,601	22,649
Other feedstocks and blendstocks	7,292	5,646	8,481	7,665
Total refinery throughput (bpd) (4)	132,642	134,315	137,849	136,795
Total sales volume (bpd) (3)	149,784	149,561	145,773	150,680
Per barrel of refinery throughput:
Refinery gross margin (2) (5)	$14.14	$20.01	$10.65	$18.72
Direct operating expenses (7)	4.26	4.17	3.86	4.13

Gallup Refinery

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Key Operating Statistics
Refinery product yields (bpd):
Gasoline	17,318	17,745	16,045	17,626
Diesel and jet fuel	7,941	8,156	6,899	8,269
Other	1,496	1,400	1,337	1,506
Total refinery production (bpd)	26,755	27,301	24,281	27,401
Refinery throughput (bpd):
Sweet crude oil	25,377	25,629	22,221	25,228
Other feedstocks and blendstocks	1,759	2,057	2,503	2,612
Total refinery throughput (bpd) (4)	27,136	27,686	24,724	27,840
Total sales volume (bpd) (3)	37,443	33,637	34,028	33,263
Per barrel of refinery throughput:
Refinery gross margin (2) (5)	$13.50	$22.64	$11.61	$18.34
Direct operating expenses (7)	8.28	7.81	9.08	7.93

(1)
Refining net sales for the three and six months ended June 30, 2016 and 2015 include $130.1 million, $186.3 million, $259.0 million and $474.5 million, respectively, representing a period average of 31,564 bpd, 25,065 bpd, 50,455 bpd and 49,621 bpd, respectively, in crude oil sales to third-parties.

(2)
Cost of products sold for the combined refining segment includes the net realized and net non-cash unrealized hedging activity shown in the table below. The hedging gains and losses are also included in the combined gross profit and refinery gross margin but are not included in those measures for our individual refineries.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands)
Realized hedging gain, net	$8,873	$10,686	$31,142	$28,141
Unrealized hedging loss, net	(20,688)	(22,795)	(36,959)	(43,977)
Total hedging loss, net	$(11,815)	$(12,109)	$(5,817)	$(15,836)

(3)
Sales volume includes sales of refined products sourced primarily from our refinery production as well as refined products purchased from third parties. We purchase additional refined products from third parties to supplement supply to our customers. These products are similar to the products that we currently manufacture and represented 8.4%, 8.4%, 10.7% and 10.0% of our total consolidated sales volumes for the three and six months ended June 30, 2016 and 2015, respectively. The majority of the purchased refined products are distributed through our refined product sales activities in the Mid-Atlantic region where we satisfy our refined product customer sales requirements through a third-party supply agreement.

(4)	Total refinery throughput includes crude oil, other feedstocks and blendstocks.

(5)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. Net realized and net non-cash unrealized economic hedging gains and losses included in the combined refining segment gross margin are not allocated to the individual refineries. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

Our calculation of refinery gross margin excludes the sales and costs related to our Mid-Atlantic business that we report within the refining segment. The following table reconciles the sales and cost of sales used to calculate refinery gross margin with the total sales and cost of sales reported in the refining statement of operations data above:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands)
Refinery net sales (including intersegment sales)	$1,190,042	$1,611,573	$1,990,960	$2,967,092
Mid-Atlantic sales	125,567	206,056	210,969	341,978
Net sales (including intersegment sales)	$1,315,609	$1,817,629	$2,201,929	$3,309,070

Refinery cost of products sold (exclusive of depreciation and amortization)	$992,994	$1,322,364	$1,631,582	$2,424,458
Mid-Atlantic cost of products sold	124,077	205,588	207,503	338,950
Cost of products sold (exclusive of depreciation and amortization)	$1,117,071	$1,527,952	$1,839,085	$2,763,408

The following table reconciles combined gross profit for our refineries to combined gross margin for our refineries for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands, except per barrel data)
Refinery net sales (including intersegment sales)	$1,190,042	$1,611,573	$1,990,960	$2,967,092
Refinery cost of products sold (exclusive of depreciation and amortization)	992,994	1,322,364	1,631,582	2,424,458
Depreciation and amortization	22,386	19,951	43,671	40,435
Gross profit	174,662	269,258	315,707	502,199
Plus depreciation and amortization	22,386	19,951	43,671	40,435
Refinery gross margin	$197,048	$289,209	$359,378	$542,634
Refinery gross margin per throughput barrel	$13.55	$19.62	$12.15	$18.21
Gross profit per throughput barrel	$12.01	$18.26	$10.67	$16.85

(6)
Cost of products sold for the combined refining segment includes changes in the lower of cost or market inventory reserve shown in the table below. The changes in this reserve are included in the combined refinery gross margin but are not included in those measures for the individual refineries. The following table calculates the combined refinery gross margin per throughput barrel excluding changes in the lower of cost or market inventory reserve that we believe is useful in evaluating our refinery performance exclusive of the impact of fluctuations in inventory values:

	Three Months Ended		Six Months Ended
	March 31,		June 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands, except per barrel data)
Refinery gross margin	$197,048	$289,209	$359,378	$542,634
Net change in lower of cost or market inventory reserve	—	—	(40,689)	(4,883)
Refinery gross margin, excluding LCM adjustment	$197,048	$289,209	$318,689	$537,751
Refinery gross margin, excluding LCM adjustment, per refinery throughput barrel	$13.55	$19.62	$10.77	$18.05

(7)
Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

NTI
The following table sets forth the summary operating results for NTI.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands, except per barrel data)
Net sales	$700,351	$852,820	$1,197,824	$1,550,596
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	512,734	608,799	880,505	1,089,262
Direct operating expenses (exclusive of depreciation and amortization)	79,995	76,348	158,139	146,053
Selling, general and administrative expenses	22,546	23,319	46,025	43,590
Gain on disposal of assets, net	(5)	(296)	(10)	(311)
Depreciation and amortization	20,238	19,515	40,207	38,880
Total operating costs and expenses	635,508	727,685	1,124,866	1,317,474
Operating income	$64,843	$125,135	$72,958	$233,122

Key Operating Statistics
Total sales volume (bpd)	113,304	103,778	106,199	101,144
Total refinery production (bpd)	99,243	98,722	100,018	96,529
Total refinery throughput (bpd) (2)	99,149	98,954	99,878	96,544
Per barrel of throughput:
Refinery gross margin (1) (3)	$11.67	$18.00	$9.87	$18.66
Direct operating expenses (4)	4.64	4.68	4.71	4.64

Refinery product yields (bpd):
Gasoline	48,573	46,605	49,312	45,786
Distillate (7)	32,341	34,744	32,818	34,005
Residuum	12,254	12,040	11,958	11,072
Other (8)	6,075	5,333	5,930	5,666
Total refinery production (bpd)	99,243	98,722	100,018	96,529
Refinery throughput (bpd):
Crude oil	97,324	97,027	96,836	94,299
Other feedstocks (9)	1,825	1,927	3,042	2,245
Total refinery throughput (bpd) (2)	99,149	98,954	99,878	96,544

Retail fuel gallons sold (in thousands)	78,458	77,398	151,548	149,259
Retail fuel margin per gallon (5)	$0.23	$0.22	$0.23	$0.21
Merchandise sales	96,235	95,799	180,428	178,413
Merchandise margin (6)	26.1%	25.9%	26.1%	25.9%
Company-operated retail outlets at period end			170	165
Franchised retail outlets at period end			114	99

(1)
Cost of products sold for NTI includes the net realized and net non-cash unrealized hedging activity shown in the table below, along with the effect of non-cash recoveries of $35.6 million, $46.7 million, $38.2 million and $49.0 million, for the three and six months, respectively, ended June 30, 2016 and 2015, respectively, in order to state segment inventory values at market prices. Hedging gains and losses and inventory market price adjustments are not included in our calculations of refinery gross profit and refinery gross margin.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands)
Realized hedging loss, net	$(8,323)	$(2,863)	$(12,789)	$(2,765)
Unrealized hedging gain, net	6,090	508	9,877	1,633
Total hedging loss, net	$(2,233)	$(2,355)	$(2,912)	$(1,132)

(2)	Total refinery throughput includes crude oil, other feedstocks and blendstocks.

(3)
Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by the refinery's total throughput volumes for the respective periods presented. Refinery net sales include $3.2 million, $6.7 million, $37.2 million and $59.0 million related to crude oil sales during the three and six months ended June 30, 2016 and 2015, respectively. Refinery gross margin is a non-GAAP performance measure that we believe is useful in evaluating refinery performance as a general indication of the excess of the refined product sales amount over the related cost of products sold. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled to corresponding amounts included in the statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. NTI's refinery cost of products sold for the three and six months ended June 30, 2016 and 2015 excludes non-cash lower of cost or market adjustments to state refining inventory values at the lower of cost or market prices.

The following table reconciles gross profit to gross margin for the St. Paul Park refinery for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands, except per barrel data)
Net refinery sales (including intersegment sales)	$693,589	$839,876	$1,188,865	$1,529,406
Refinery cost of products sold (exclusive of depreciation and amortization)	588,280	677,819	1,009,446	1,203,313
Refinery depreciation and amortization	17,674	17,255	35,083	34,368
Gross profit	87,635	144,802	144,336	291,725
Plus depreciation and amortization	17,674	17,255	35,083	34,368
Refinery gross margin	$105,309	$162,057	$179,419	$326,093
Refinery gross margin per refinery throughput barrel	$11.67	$18.00	$9.87	$18.66
Gross profit per refinery throughput barrel	$9.71	$16.08	$7.94	$16.69

(4)
NTI's direct operating expenses per throughput barrel are calculated by dividing refining direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

(5)
Retail fuel margin per gallon is a measurement calculated by dividing the difference between retail fuel sales and retail fuel cost of products sold by the number of gallons sold. Retail fuel margin per gallon is a measure frequently used in the retail industry to measure operating results related to fuel sales.

(6)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the retail industry to measure operating results related to merchandise sales.

(7)	Distillate includes diesel, jet fuel, light cycle oil and kerosene.

(8)	Other refinery products include propane, propylene, liquid sulfur and No. 6 fuel oil, among others. None of these products, by itself, contributes significantly to overall refinery product yields.

(9)	Other feedstocks include gas oil, natural gasoline, normal butane and isobutane, among others. None of these feedstocks, by itself, contributes significantly to overall refinery throughput.

WNRL
WNRL's financial and operational data presented includes the historical results of all assets acquired from Western in the TexNew Mex Pipeline Transaction. This transaction was a transfer of assets between entities under common control. We have retrospectively adjusted historical financial and operational data of WNRL, for all periods presented, to reflect the purchase and consolidation of the TexNew Mex Pipeline System into WNRL.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands)
Statement of Operations Data:
Net sales	$578,602	$735,904	$1,046,641	$1,343,300
Operating costs and expenses:
Cost of products sold	504,256	664,026	899,846	1,205,727
Direct operating expenses	37,574	38,058	76,475	74,429
Selling, general and administrative expenses	5,758	6,279	10,823	12,234
Gain on disposal of assets, net	(802)	(160)	(901)	(244)
Depreciation and amortization	7,325	6,670	14,469	12,562
Total operating costs and expenses	554,111	714,873	1,000,712	1,304,708
Operating income	$24,491	$21,031	$45,929	$38,592

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands, except key operating statistics)
Key Operating Statistics
Pipeline and gathering (bpd):
Mainline movements:
Permian/Delaware Basin system	55,953	43,873	52,719	40,213
Four Corners system (1)	58,047	51,486	55,257	48,679
TexNew Mex system	10,375	3,398	11,460	1,708
Gathering (truck offloading):
Permian/Delaware Basin system	17,823	24,019	19,178	23,316
Four Corners system	11,133	12,950	11,947	11,812
Terminalling, transportation and storage (bpd):
Shipments into and out of storage (includes asphalt)	393,037	389,220	390,647	390,263
Wholesale:
Fuel gallons sold (in thousands)	311,486	310,811	626,429	614,242
Fuel gallons sold to retail (included in fuel gallons sold above) (in thousands)	83,721	79,023	163,562	154,286
Fuel margin per gallon (2)	$0.025	$0.037	$0.027	$0.032
Lubricant gallons sold (in thousands)	1,846	3,014	4,047	5,971
Lubricant margin per gallon (3)	$0.89	$0.78	$0.78	$0.72
Asphalt trucking volume (tons)	4,876	—	3,875	—
Crude oil trucking volume (bpd)	42,092	48,992	38,801	46,037
Average crude oil revenue per barrel	$2.17	$2.51	$2.20	$2.63

(1)
Some barrels of crude oil in route to Western's Gallup refinery and Permian/Delaware Basin are transported on more than one mainline. Mainline movements for the Four Corners and Delaware Basin systems include each barrel transported on each mainline.

(2)
Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales, net of transportation charges, and cost of fuel sales for our wholesale business by the number of gallons sold. Fuel margin per gallon is a measure frequently used in the petroleum products wholesale industry to measure operating results related to fuel sales.

(3)
Lubricant margin per gallon is a measurement calculated by dividing the difference between lubricant sales, net of transportation charges, and lubricant cost of products sold by the number of gallons sold. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.

Retail Segment

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands, except per gallon data)
Statement of Operations Data
Net sales (including intersegment sales)	$290,068	$318,072	$521,254	$576,674
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	245,889	272,643	435,389	492,818
Direct operating expenses (exclusive of depreciation and amortization)	34,262	33,641	67,314	65,995
Selling, general and administrative expenses	3,016	3,109	5,914	6,373
Gain on disposal of assets, net	—	(9)	(26)	(45)
Depreciation and amortization	3,882	4,031	7,212	7,317
Total operating costs and expenses	287,049	313,415	515,803	572,458
Operating income (loss)	$3,019	$4,657	$5,451	$4,216
Key Operating Statistics
Retail fuel gallons sold	98,550	90,339	190,019	174,163
Average retail fuel sales price per gallon, net of excise taxes	$1.76	$2.20	$1.60	$2.02
Average retail fuel cost per gallon, net of excise taxes)	1.61	2.03	1.45	1.86
Retail fuel margin per gallon (1)	0.14	0.17	0.15	0.16
Merchandise sales	$85,069	$79,981	161,036	150,868
Merchandise margin (2)	29.2%	29.9%	29.4%	29.6%
Operating retail outlets at period end			259	262
Cardlock fuel gallons sold	16,515	16,903	31,768	33,023
Cardlock fuel margin per gallon	$0.118	$0.160	$0.123	$0.173
Operating cardlocks at period end			52	52

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)
	(In thousands, except per gallon data)
Net Sales
Retail fuel sales, net of excise taxes	$173,258	$199,166	$304,083	$351,711
Merchandise sales	85,069	79,981	161,036	150,868
Cardlock sales	28,527	35,782	49,260	67,776
Other sales	3,214	3,143	6,875	6,319
Net sales	$290,068	$318,072	$521,254	$576,674
Cost of Products Sold
Retail fuel cost of products sold, net of excise taxes	$159,096	$183,471	$276,316	$324,593
Merchandise cost of products sold	60,227	56,104	113,746	106,169
Cardlock cost of products sold	26,480	33,004	45,181	61,936
Other cost of products sold	86	64	146	120
Cost of products sold	$245,889	$272,643	$435,389	$492,818
Retail fuel margin per gallon (1)	$0.14	$0.17	$0.15	$0.16

(1)
Retail fuel margin per gallon is a measurement calculated by dividing the difference between retail fuel sales and cost of retail fuel sales for our retail segment by the number of gallons sold. Retail fuel margin per gallon is a measure frequently used in the convenience store industry to measure operating results related to retail fuel sales.

(2)
Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.

Reconciliation of Special Items
We present certain additional financial measures below that are non-GAAP measures within the meaning of Regulation G under the Securities Exchange Act of 1934.
We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP. These non-GAAP measures reflect subjective determinations by management and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended
	June 30,
	2016	2015
	(Unaudited)
	(In thousands, except per share data)
Reported diluted earnings per share	$0.70	$1.40
Income before income taxes	$141,016	$292,302
Special items:
Unrealized loss on commodity hedging transactions, net (1)	14,598	22,287
Gain on disposal of assets, net	(772)	(387)
Net change in lower of cost or market inventory reserve (2)	(35,619)	(38,204)
Earnings before income taxes excluding special items	119,223	275,998
Recomputed income taxes excluding special items (3)	(38,805)	(80,847)
Net income excluding special items	80,418	195,151
Net income attributable to non-controlling interests	13,888	57,138
Net income attributable to Western excluding special items	$66,530	$138,013
Diluted earnings per share excluding special items	$0.72	$1.44

(1)
Unrealized loss from commodity hedging transactions, net, includes $20.7 million in unrealized losses and $6.1 million in unrealized gains for Western and NTI, respectively, for the three months ended June 30, 2016 and $22.8 million in unrealized losses and $0.5 million in unrealized gains for Western and NTI, respectively, for the three months ended June 30, 2015.

(2)	Net change in lower of cost or market inventory reserve includes NTI adjustments of $35.6 million and $38.2 million, respectively, for the three months ended June 30, 2016 and June 30, 2015.

(3)	We recompute income taxes after deducting special items and earnings attributable to non-controlling interests.